Exhibit 99.1
News Release

Investor Contact:	Zac Nagle, Vice President — Investor Relations (972) 443-6557
Media Contact:	Lars Rosene, Vice President— Global Communications and Public Affairs (469)420-3264
FOR IMMEDIATE RELEASE
Gayla J. Delly Named to Flowserve Board of Directors
DALLAS—Dec. 18, 2007—Flowserve Corp. (NYSE:FLS), a global leader in the fluid motion and control industry, announced today that Gayla J. Delly was elected to its board of directors effective January 1, 2008.
Delly, 47, is currently the President of Benchmark Electronics Inc. (NYSE: BHE), a contract manufacturing, design, engineering, test and distribution company serving customers in the computer, medical device, telecommunications and industrial control and instrumentation industries.
Prior to her current role, Delly had served as Executive Vice President and Chief Financial Officer for Benchmark Electronics, since 2001. Delly joined Benchmark in 1995 as Corporate Controller and Treasurer. Before her positions at Benchmark Electronics, she served as a Senior Manager in the audit group of KPMG. Delly is a Certified Public Accountant.
“We are very pleased that Gayla will be joining the board of directors of Flowserve,” said Kevin E. Sheehan, Chairman of the board.
“The experience that Gayla brings from a global manufacturing perspective, as well as her strong background in accounting, will serve us well as a board and will have an immediate impact,” said Lewis Kling, President and CEO of Flowserve.
Delly earned a bachelor of science degree in accounting from Samford University, Birmingham, Alabama.
With the addition of Delly, the Flowserve’s board of directors increases to 13 members.

Flowserve Corporation World Headquarters	5215 North O’Connor Boulevard Suite 2300 Irving, Texas 75039 USA	Phone 972-443-6500 Facsimile 972-443-6800 www.flowserve.com

About Flowserve Corp.
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.
SAFE HARBOR STATEMENT: This news release includes forward-looking statements. Forward looking statements are all statements that are not statements of historical facts and include, without limitation, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition. The words “believe”, “seek”, “anticipate”, “plan”, “estimate”, “expect”, “intend”, “project”, “forecast”, “predict”, “potential”, “continue”, “will”, “may”, “could”, “should”, and other words of similar meaning are intended to identify forward-looking statements. The forward-looking statements made in this news release are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that, in some cases, are beyond our control. These risks, uncertainties and factors may cause our actual results, performance and achievements, or industry results and market trends, to be materially different from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following: inherent limitations of the effectiveness of our internal control over financial reporting; potential adverse consequences resulting from securities class action litigation and other litigation, including asbestos-containing product claims; the possibility of adverse consequences related to the domestic and foreign government investigations regarding our participation in the United Nations Oil-for-Food Program; the possibility of adverse consequences of governmental tax audits of our tax returns, including the ongoing IRS audit of our U.S. tax returns for the years 2002 through 2004; our ability to convert bookings, which are not subject to nor computed in accordance with generally accepted accounting principles, into revenues at acceptable, if any, profit margins, since such profit margins cannot be assured or assumed to follow historical trends; changes in the financial markets and the availability of capital; changes in the already competitive environment for our products or competitors’ responses to our strategies; our inability to continue to expand our market presence through acquisitions, and unforeseen integration difficulties or costs resulting from acquisitions; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, including the continuing conflict in Iraq, uncertainties in certain Middle Eastern countries such as Iran, and their potential impact on Middle Eastern markets and global petroleum producers; our ability to comply with the laws and regulations affecting our international operations, including the U.S. export laws, and the effect of any noncompliance; the potential adverse impact of a significant downturn in petroleum, chemical, power and water industries; changes in economic conditions and the extent of economic growth in the U.S. and other countries and regions; unanticipated difficulties or costs associated with the implementation of systems, including software; unanticipated higher costs associated with environmental compliance and liabilities; our relative geographical profitability and its impact on our utilization of foreign tax credits; the potential impact of our indebtedness on cash flows and our ability to meet the financial covenants and other requirements in our debt agreements; any terrorist attacks; adverse changes in the regulatory climate and other legal obligations imposed on us; and other factors described from time to time in our filings with the SEC. It is not possible to foresee or identify all the factors that may affect our future performance or any forward-looking information, and new risk factors can emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements included in this news release are based on information available to us on the date of this news release. We undertake no obligation to revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.
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Flowserve Corporation World Headquarters	5215 North O’Connor Boulevard Suite 2300 Irving, Texas 75039 USA	Phone 972-443-6500 Facsimile 972-443-6800 www.flowserve.com